Exhibit 10.3

China Packaging Group Inc.

Nov. 1, 2010

Dear Mr. Chan Shun-Kuen:

Re.: Independent directorship

We are writing to confirm your appointment as an independent director of China Packaging Group, Inc. (the "Company"), which is currently listed on the OTCBB under CPAK.OB.

Following your acceptance, your appointment will be effective as of Nov. 1, 2010. You are entitled to an annual director's fee of US$24,000, or its RMB equivalent. Your annual fee will be payable monthly.

You hereby agree to maintain the confidentiality of the confidential information and trade secrets of the Company, including but not limited to, any confidential information and statistics, business plans, operations, technologies, know-how, systems and/or the proposed sale, purchase and use of services and products furnished in oral, visual, written and/or other tangible form and not to disclose such information to any third party without the prior consent of the Company.

Please confirm your acceptance of the appointment as an independent director of the Company by signing, dating and returning to us the attached copy of this letter.

Yours faithfully,

/s/ Fang Nengbin
Fang Nengbin
Chairman of the Board

I hereby confirm my acceptance to act as an independent director of the Company upon the terms contained in this letter.

/s/ Chan Shun-Kuen
Chan Shun-Kuen

Date: Nov. 1, 2010